SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 2, 1999



FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)


Delaware
(State or Other Jurisdiction of Incorporation)



       001-07699                           95-1948322
(Commission File Number)    (I.R.S. Employer Identification No.)


3125 Myers Street, Riverside, California        92503-5527
(Address of Principal Executive Offices)        (Zip Code)



Registrant's telephone number, including area code: (909) 351-3500


                          N/A
(Former Name or Former Address, if Changed Since Last Report)

__________________________________________________________________

Total of sequentially number pages:  9

The Exhibit Index for this Current Report on Form 8-K is located at sequentially numbered page 3


Item 5.  Other Events

1.  Legal Proceedings.

     In previous filings, the Company has referred to several class action lawsuits in which the Company and certain subsidiaries are defendants, including Sechler v. Smurfit Newsprint Corporation et al., Pross v. Smurfit Newsprint Corporation et al. and Davis v. Smurfit Newsprint Corporation et al. The complaints in such class action suits proport to establish classes of owners of homes produced by such subsidiaries and sold in certain southern states which contained Cladwood siding produced by Smurfit, alleging that such siding is defective and requesting damages and attorney fees. Recently, the Company was informed that the plaintiffs and Smurfit-Stone Container Corporation, the new owner of Smurfit Newsprint Corporation, have reached a settlement of these and other, similar suits and that the complaints, including the allegations against the Company and its subsidiaries, would be dismissed. A copy of the Smurfit-Stone Container press release on the matter, issued on January 22, 1999, is attached herewith as Exhibit A and incorporated herein by reference.


2.  Announcements of Acquisitions.

     Attached herewith as Exhibit B, C and D, respectively, and incorporated herein by reference are the press releases issued by Fleetwood Enterprises, Inc. announcing the acquisition of manufactured home retail companies, as follows:

     a. October 21, 1998 - Announcing the acquisition of Lazy "Z" Manufactured Homes, Inc.

     b. November 5, 1998 - Announcing the acquisition of McMinnville Factory Homes, Inc.

     c. February 1, 1999 - Announcing the acquisition of Viking Homes, Inc. and JR's Mobile Homes, Inc.




EXHIBIT INDEX


Exhibit                                                Sequentially
Number                 Description                     Numbered Page
__________________________________________________________________

   1     Press Release:  "Smurfit-Stone Container            5
         Corporation Announces Cladwood Siding
         Class Action Settlement," dated
         January 22, 1999.

   2     Press Release:  "Fleetwood Acquires Lazy "Z"        7
         Mobile Homes, Inc.," dated October 21, 1998.

   3     Press Release:  "Fleetwood Acquires McMinnville     8
         Factory Homes, Inc.," dated November 5, 1998.

   4     Press Release:  "Fleetwood Acquires Viking Homes,   9
         Inc. and JR's Mobile Homes, Inc.," dated
         February 1, 1999.




                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   FLEETWOOD ENTERPRISES, INC.
                                   a Delaware corporation



                                   By:__________________________
                                   William H. Lear, Secretary

Dated:  February 2, 1999


EXHIBIT A

Smurfit-Stone Container Corporation
Announces Cladwood Siding Class Action Settlement

CHICAGO-(BUSINESS WIRE)-Jan. 22, 1999-Smurfit-Stone Container Corporation, formerly known as Jefferson Smurfit Corporation, announced Friday that it has agreed to a nationwide class action settlement of claims involving Cladwood siding manufactured by its wholly owned subsidiary Smurfit Newsprint Corporation.

Cladwood is a composite wood siding product that has been used primarily in the construction of manufactured or mobile homes. The class action claimants alleged that Cladwood siding on their homes prematurely failed.

The proposed settlement was reached in connection with a class action pending in King County, Washington, and would also resolve all other pending class actions. The Company has agreed to pay up to $20 million into the settlement fund without admitting or denying liability.

This settlement has been preliminarily approved by the Court. Additional details regarding settlement administration will be provided in the near future.

The Company has established financial reserves that it believes will be adequate to pay eligible claims and believes that such payments will not be material to its long term results of operations, liquidity, or consolidated financial position.

However, the number of claims, and the number of potential claimants who choose not to participate in the settlement, could cause the company to reevaluate whether the settlement could exceed established reserves.

This document contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, about Smurfit-Stone Container Corporation.

Although the company believes that, in making any such statements, its expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions as they relate to Smurfit-Stone Container Corporation or its management are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

Important factors that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond the control of Smurfit-Stone Container Corporation, include: the impact of general economic conditions in the U.S. and Canada and in other countries in which the companies and their subsidiaries currently do business (including Asia, Europe and Latin and South America); industry conditions, including competition and product and raw material prices; fluctuations in exchange rates and currency values; capital expenditure requirements; legislative or regulatory requirements, particularly concerning environmental matters; interest rates; access to capital markets; the timing of and value received in connection with asset divestitures; and obtaining required approvals, if any, of debt holders.

The actual results, performance or achievement by Smurfit-Stone Container Corporation could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of Smurfit-Stone Container Corporation.

#  #  #


Exhibit B

FLEETWOOD ACQUIRES LAZY "Z" MOBILE HOMES, INC.


	RIVERSIDE, CA, October 21, 1998 -- Fleetwood Enterprises, Inc. (NYSE:FLE), one of the nation's largest home builders, today announced that it has acquired Lazy "Z" Mobile Homes, Inc. dba Lazy "Z" Home Center, a leading manufactured homes retailer headquartered in Vancouver, WA. Terms of the transaction were not disclosed.
	Lazy "Z" employs 48 people and sells an average of 300 homes per year. Lazy "Z" operates six retail home centers in Milwaukie, OR; Vancouver, WA; Longview, WA; Tacoma, WA; Puyallup, WA and Edmonds, WA. Lazy "Z" reported revenues of approximately $17 million during its most recent fiscal year.
	This transaction is the latest in a series of acquisitions, strengthening Fleetwood's new role as a nationwide retailer of manufactured homes. During the past few months, the Company has acquired HomeUSA, Inc., America's Best Homes, Inc., Better Homes, Inc., Classic City Homes, Inc., Central Homes, Inc., Jasper Homes, Southern Lifestyle Manufactured Housing, Inc. and Bouvia Homes, Inc. The combined acquisitions, which have added 120 retail sites to Fleetwood's retailing business, give the Company excellent geographic diversification and a solid foundation upon which to build its retail business.
	With the completion of the nine announced acquisitions, Fleetwood will have annualized retailing revenues totaling more than $400 million. Fleetwood expects its annual sales volume to exceed the $500 million mark by next year, and plans to open up to 50 greenfield locations by the end of fiscal year 1999.
	"The Lazy "Z" acquisition is an important part of our strategy to establish a geographically diversified network of retail stores in the manufactured housing business," said Nelson W. Potter, President and COO of Fleetwood Enterprises, Inc. "We are pleased to welcome Ladd Zeigler and his associates to the Fleetwood family, and believe strongly that they will make a significant contribution to our future success in retailing."
	"We are very excited about becoming a part of the Fleetwood organization," said Ladd Zeigler, owner and President of Lazy "Z" Mobile Homes, Inc. "Fleetwood brings a lot of strengths to the table in terms of marketing expertise, brand awareness and expansion opportunities."
	Fleetwood is a Fortune 500 company with total sales of more than $3 billion for fiscal 1998. Its housing group, which posted fiscal 1998 sales of approximately $1.49 billion, operates 42 manufacturing facilities and sells its homes through 1,400 retail home centers nationwide.

#    #    #

EXHIBIT C
FLEETWOOD ACQUIRES MCMINNVILLE FACTORY HOMES, INC.


	RIVERSIDE, CA, November 5, 1998 -- Fleetwood Enterprises, Inc. (NYSE:FLE), one of the nation's largest home builders, today announced that it has acquired McMinnville Factory Homes, Inc., a leading manufactured homes retailer headquartered in McMinnville, OR. Terms of the transaction were not disclosed.
	McMinnville operates three retail home centers in Oregon and one in Washington and employs 65 people. McMinnville reported revenues of approximately $24 million during its most recent fiscal year and sells an average of 450 homes per year.
	This transaction is the latest in a series of acquisitions by Fleetwood, strengthening the Company's new role as a nationwide retailer of manufactured homes. During the past few months, Fleetwood has completed nine acquisitions of manufactured housing retailers which have added 122 retail sites to the Company's retailing business.
	With the completion of the ten announced acquisitions, Fleetwood now has a total of 130 retail sites and annualized retail revenues totaling more than $400 million. Fleetwood expects its annual sales volume to exceed the $500 million mark by next year, and plans to open up to 50 greenfield locations by the end of fiscal year 1999.
	"We are very proud to be a part of the Fleetwood organization," said Les Toth, owner and President of McMinnville Factory Homes, Inc. "Fleetwood has an outstanding reputation for producing quality homes and providing excellent customer service."
	"We are pleased to welcome Les Toth and his associates to the Fleetwood family," said Nelson W. Potter, President and COO of Fleetwood Enterprises,
Inc. "The McMinnville acquisition is an important part of our strategy to establish a strong retail presence in the dynamic Pacific Northwest market.
The steps we've taken during the past few months have given the Company excellent geographic diversification and a solid foundation upon which to build our retail business."
	Fleetwood is a Fortune 500 company with total sales of more than $3 billion for fiscal 1998. Its housing group, which posted fiscal 1998 sales of approximately $1.49 billion, operates 42 manufacturing facilities and sells its homes through 1,400 retail home centers nationwide.

#    #    #

EXHIBIT D


FLEETWOOD ACQUIRES VIKING HOMES, INC. AND JR's MOBILE HOMES, INC.


	RIVERSIDE, CA, FEBRUARY 1, 1999 -- Fleetwood Enterprises, Inc. (NYSE:FLE), one of the nation's largest home builders, today announced it has acquired leading manufactured housing retailers Viking Homes, Inc., headquartered in Albuquerque, New Mexico, and JR's Mobile Homes, Inc., headquartered in Mt. Vernon, Illinois. Terms of the transactions were not disclosed.
	Viking Homes, Inc. reported revenues of $28 million during its most recent year and sells an average of 550 homes per year. Viking has four retail locations, employs 33 people and has been a frequent recipient of Fleetwood's prestigious Circle of Excellence award for achieving high levels of customer satisfaction.
	JR's Mobile Homes, Inc. reported revenues of nearly $20 million during its most recent year and sells an average of 600 homes per year. JR's has one large retail location which employs 45 people. The company has also previously won the Fleetwood Circle of Excellence award.
	Fleetwood has been actively pursuing retail acquisitions during the past year, and now ranks as the nation's fourth largest retailer of manufactured homes. With the completion of 13 acquisitions to date, the largest of which was HomeUSA completed in August 1998, Fleetwood now has annual retailing revenues approaching $600 million. Fleetwood is also adding to its retail sales volume through the development of new stores, having opened 18 new retail centers in calendar 1998.  In total, the Company now has 153 retail sales centers in operation nationwide.
	Commenting on the latest acquisitions, Fleetwood President Nelson W. Potter said, "We believe that both of these operations are an excellent fit for Fleetwood's retail housing division. Both retailers bring with them an outstanding reputation for providing quality service to buyers of manufactured homes."
	Fleetwood is a Fortune 500 company with total sales of more than $3 billion for fiscal 1998. Its housing group, which posted fiscal 1998 sales of approximately $1.49 billion, operates 42 manufacturing facilities and sells its homes through approximately 1,400 retail home centers nationwide.
#     #     #